Exhibit 99.1

RADIANT LOGISTICS ANNOUNCES RESULTS FOR

THE FOURTH fiscal quarter and year ENDED June 30, 2026

Fourth-quarter growth accelerates across revenue, profitability and margin; Company positioned for future growth with extended and enhanced $200 million credit facility, and no net debt.

RENTON, WA September 14, 2026 – Radiant Logistics, Inc. (NYSE American: RLGT), a technology-enabled global transportation and value-added logistics services company, today reported financial results for the three and twelve months ended June 30, 2026.

Financial Highlights – Three Months Ended June 30, 2026

•
Revenues of $261.4 million for the fourth fiscal quarter ended June 30, 2026, up $40.8 million or 18.5%, compared to revenues of $220.6 million for the comparable prior year period.
•
Gross profit of $64.4 million for the fourth fiscal quarter ended June 30, 2026, up $6.5 million or 11.2%, compared to gross profit of $57.9 million for the comparable prior year period.
•
Adjusted gross profit, a non-GAAP financial measure, of $66.8 million for the fourth fiscal quarter ended June 30, 2026, up $6.4 million or 10.6%, compared to adjusted gross profit of $60.4 million for the comparable prior year period.
•
Net income attributable to Radiant Logistics, Inc. of $7.5 million, or $0.16 per basic and $0.15 per fully diluted share for the fourth fiscal quarter ended June 30, 2026, up $2.6 million or 53.1%, compared to $4.9 million, or $0.10 per basic and fully diluted share for the comparable prior year period.
•
Adjusted net income, a non-GAAP financial measure, of $7.4 million, or $0.16 per basic and $0.15 per fully diluted share for the fourth fiscal quarter ended June 30, 2026, up $1.9 million or 34.5%, compared to adjusted net income of $5.5 million, or $0.12 per basic and $0.11 per fully diluted share for the comparable prior year period. Adjusted net income is calculated by applying a normalized tax rate of 24.5% and excludes costs unrelated to our core operations.
•
Adjusted EBITDA, a non-GAAP financial measure, of $10.4 million for the fourth fiscal quarter ended June 30, 2026, up $2.5 million or 31.6%, compared to adjusted EBITDA of $7.9 million for the comparable prior year period.
•
Adjusted EBITDA margin (adjusted EBITDA expressed as a percentage of adjusted gross profit), a non-GAAP financial measure, of 15.5%, up 240 basis points, for the fourth fiscal quarter ended June 30, 2026, compared to adjusted EBITDA margin of 13.1% for the comparable prior year period.

Financing Update

On August 7, 2026, the Company entered into an amended revolving credit facility with Bank of America, N.A., Bank of Montreal, PNC Bank, National Association and KeyBank National Association, extending and enhancing its existing $200 million revolving credit facility. The amendment extends the facility's maturity by five years to August 7, 2031, increases the accordion feature available to support future acquisitions from $75 million to $100 million, and modestly improves pricing on borrowings. As of June 30, 2026, the Company had $25.0 million outstanding under the facility, more than offset by $25.6 million of cash on hand, leaving Radiant with no net debt and substantial available capacity to accelerate its organic and acquisition growth initiatives.

CEO Bohn Crain Comments on Results

“We are pleased to report another quarter of solid financial results delivering $10.4 million in adjusted EBITDA for our fourth fiscal quarter ended June 30, 2026" said Bohn Crain, Founder and CEO of Radiant Logistics. Our fourth fiscal quarter results were strong across the board, with revenue up 18.5%, adjusted gross profit up 10.6%, adjusted net income up 34.5%, adjusted EBITDA up 31.6%, and adjusted EBITDA margin expanding 240 basis points, all measured against the comparable prior year period. Our quarter-over-quarter improvement was driven principally by our U.S. forwarding operations and contribution across both our domestic and international and service offerings, including notable strength in our international airfreight operations.

On the domestic side, Navegate is beginning to prove itself out as a catalyst for growth, providing customers with better visibility and tools to manage complex supply chains, with one of our enterprise customers now actively managing over 1,400 vendors using the platform. More broadly, capacity has continued to exit the North American truckload and intermodal markets through a combination of carrier attrition, tightening driver availability, and the normalization of a fleet that had expanded aggressively in prior years. Spot rates, tender rejections, and other cyclical indicators moved higher through the spring and carried into our fourth quarter. While these market trends are not fully reflected in our results for the June quarter, we view these developments as constructive for our domestic operations in general and our U.S. Brokerage operations, in particular. If these trends continue, we believe they support a more broad-based and durable recovery for the domestic freight market.

Also during the quarter, we extended our two-decade track record of one of the industry’s premier freight forwarding agent networks into the truck brokerage and intermodal space with the launch of a new independent agent program at Radiant Road & Rail. The program brings the same value proposition that has long distinguished our freight forwarding business -- access to our carrier network, technology platform, back-office infrastructure, and a clear, structured path to build long-term equity value with a built-in exit strategy -- to a new population of logistics entrepreneurs. We're pleased with the early response to the program and see this as a meaningful new avenue for organic growth as we bring the Radiant model to an entirely new market.

The international picture, while still shaped by a complex and evolving trade environment, showed encouraging signs of improvement during our fourth fiscal quarter. Global trade flows continued to be influenced by two significant forces. The first is the ongoing disruption to traditional ocean shipping routes, stemming from the closure of the Strait of Hormuz and continued Houthi activity affecting Suez Canal transits, which has kept capacity tight across key international trade lanes. Despite all of the complications impacting the ocean markets, we saw an encouraging uptick in ocean freight rates late in the quarter, as carriers exercised continued capacity discipline -- an early signal that the prolonged downturn in ocean pricing may be starting to stabilize.

The second is the ongoing transformation of the global tariff landscape, with U.S. trade policy sustaining a high degree of compliance complexity for shippers. This complexity, together with a period of elevated IEEPA-related filing activity across the industry, has continued to drive demand for our customs house brokerage expertise, as customers rely on experienced partners to navigate an evolving tariff structure. More recently, escalating tariff actions between the U.S. and Canada -- including new retaliatory measures Canada put into effect in early September -- add a further layer of complexity for shippers moving goods across our shared border. While it's early to gauge the full impact, we expect this cross-border dynamic to remain a source of demand for our customs brokerage and compliance capabilities, and it may also create additional international air and ocean freight forwarding opportunities for our Canadian operations as shippers look to diversify away from cross-border trucking and rail.

Notably, our airfreight performance was up meaningfully during the quarter, driven in large part by our work in support of disaster relief following typhoon activity in the Western Pacific earlier this year.

We are entering this next phase of the cycle from a position of real financial strength. In August 2026, we completed an amended and restated $200 million secured credit facility, extending its maturity to 2031, expanding our acquisition-focused accordion to $100 million, and improving our pricing terms -- and we enter fiscal 2027 with no net debt. That capacity, together with our long-term strategy of growing organically where our network gives us an advantage and supplementing that growth through disciplined acquisitions, positions us well to build on the encouraging, though still early, signs of a domestic freight recovery.”

Fourth Fiscal Quarter Ended June 30, 2026 – Financial Results

For the three months ended June 30, 2026, Radiant reported net income attributable to Radiant Logistics, Inc. of $7.5 million on $261.4 million of revenues, or $0.16 per basic and $0.15 per fully diluted share. For the three months ended June 30, 2025, Radiant reported net income attributable to Radiant Logistics, Inc. of $4.9 million on $220.6 million of revenues, or $0.10 per basic and fully diluted share.

For the three months ended June 30, 2026, Radiant reported adjusted net income, a non-GAAP financial measure, of $7.4 million, or $0.16 per basic and $0.15 per fully diluted share. For the three months ended June 30, 2025, Radiant reported adjusted net income of $5.5 million, or $0.12 per basic and $0.11 per fully diluted share.

For the three months ended June 30, 2026, Radiant reported adjusted EBITDA, a non-GAAP financial measure, of $10.4 million, compared to $7.9 million for the comparable prior year.

Year Ended June 30, 2026 – Financial Results

For the fiscal year ended June 30, 2026, the Company reported net income attributable to Radiant Logistics, Inc. of $18.8 million on $934.4 million of revenues, or $0.40 per basic and $0.39 per fully diluted share. For the fiscal year ended June 30, 2025, the Company reported net income attributable to Radiant Logistics, Inc. of $17.3 million on $902.7 million of revenues, or $0.37 per basic and $0.35 per fully diluted share.

For the Year Ended June 30, 2026, the Company reported adjusted net income, a non-GAAP financial measure, of $25.3 million, or $0.54 per basic and $0.52 per fully diluted share. For the fiscal year ended June 30, 2025, the Company reported adjusted net income of $30.9 million, or $0.66 per basic and $0.64 per fully diluted share. Normalizing these results to exclude the $1.3 million First Brands adjustment, adjusted net income would have been $24.0 million for the twelve months ended June 30, 2026.

For the fiscal year ended June 30, 2026, the Company reported adjusted EBITDA, a non-GAAP financial measure, of $36.7 million, compared to $38.8 million for the comparable prior year. Normalizing these results to exclude the $1.3 million First Brands adjustment, adjusted EBITDA would have been $35.4 million for the twelve months ended June 30, 2026.

Earnings Call and Webcast Access Information

Radiant Logistics, Inc. will host a conference call on Monday, September 14, 2026 at 4:30 PM Eastern to discuss the contents of this release. The conference call is open to all interested parties, including individual investors and press. Bohn Crain, Founder and CEO will host the call.

Conference Call Details

DATE/TIME:	Monday, September 14, 2026 at 4:30 PM Eastern
DIAL-IN	US (888) 506-0062; Intl. (973) 528-0011 (Participant Access Code: 382051)
REPLAY	September 15, 2026 at 9:30 AM Eastern to September 28, 2026 at 4:30 PM Eastern, US (877) 481-4010; Intl. (919) 882-2331 (Replay ID number: 54507)

Webcast Details

This call is also being webcast and may be accessed via Radiant’s web site at www.radiantdelivers.com or at https://www.webcaster5.com/Webcast/Page/2191/54507

About Radiant Logistics (NYSE American: RLGT)

Radiant Logistics, Inc. (www.radiantdelivers.com) operates as a third-party logistics company, providing technology-enabled global transportation and value-added logistics services primarily to customers in the United States, Canada, and Mexico. Through its comprehensive service offerings, Radiant provides domestic and international freight forwarding and freight brokerage services to a diversified account base including manufacturers, distributors and retailers, which it supports from an extensive network of company and agent-owned offices throughout North America and other key markets around the world. Radiant’s value-added logistics services include warehouse and distribution, customs brokerage, order fulfillment, inventory management and technology services.

This press release contains “forward-looking statements” within the meaning set forth in United States securities laws and regulations – that is, statements related to future, not past, events. In this context, forward-looking statements often address our expected future business, financial performance and financial condition, and often contain words such as “anticipate,” “believe,” “estimates,” “expect,” “future,” “intend,” “may,” “plan,” “see,” “seek,” “strategy,” or “will” or the negative thereof or any variation thereon or similar terminology or expressions. These forward-looking statements are not guarantees and are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. We have developed our forward-looking statements based on management’s beliefs and assumptions, which in turn rely upon information available to them at the time such statements were made. Such forward-looking statements reflect our current perspectives on our business, future performance, existing trends and information as of the date of this report. These include, but are not limited to, our beliefs about future revenue and expense levels, growth rates, prospects related to our strategic initiatives and business strategies, along with express or implied assumptions about, among other things: our continued relationships with our strategic operating partners; the performance of our historic business, as well as the businesses we have recently acquired, at levels consistent with recent trends and reflective of the synergies we believe will be available to us as a result of such acquisitions; our ability to successfully integrate our recently acquired businesses; our ability to locate suitable acquisition opportunities and secure the financing necessary to complete such acquisitions; transportation costs remaining in line with recent levels and expected trends; our ability to mitigate, to the best extent possible, our dependence on current management and certain larger strategic operating partners; our compliance with financial and other covenants under our revolving credit facility; the absence of any adverse laws or governmental regulations affecting the transportation industry in general, and our operations in particular; our ability to continue to respond to macroeconomic factors that have recently had a negative effect on worldwide freight markets; the impact of any health pandemic or environmental event on our operations and financial results; continued disruptions in the global supply chain; higher inflationary pressures particularly surrounding the costs of fuel, labor, and other components of our operations; potential adverse legal, reputational and financial effects on the Company resulting from prior or future cyber incidents and the effectiveness of the Company’s business continuity plans in response to cyber incidents; the commercial, reputational and regulatory risks to our business that may arise as a consequence of our prior inability to remediate a material weakness in our internal control over financial reporting, and the further risks that may arise should we be unable to maintain an effective system of disclosure controls and internal control over financial reporting in the future; and such other factors that may be identified from time to time in our U.S Securities and Exchange Commission (“SEC”) filings and other public announcements including those set forth under the caption “Risk Factors” in Part 1 Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2026. All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the foregoing. Readers are cautioned not to place undue reliance on our forward-looking statements, as they speak only as of the date made. We disclaim any obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contact: Radiant Logistics, Inc. Todd Macomber (425) 943-4541 investors@radiantdelivers.com	Media Contact: Radiant Logistics, Inc. Jennifer Deenihan (425) 462-1094 communications@radiantdelivers.com

RADIANT LOGISTICS, INC.

Consolidated Balance Sheets

	June 30,
(In thousands, except share and per share data)	2026	2025
ASSETS
Current assets:
Cash and cash equivalents	$25,585	$22,942
Accounts receivable, net of allowance of $3,182 and $2,128, respectively	162,792	134,911
Contract assets	11,616	6,904
Income tax receivable	983	2,194
Prepaid expenses and other current assets	7,072	12,299
Total current assets	208,048	179,250

Property, technology, and equipment, net	19,954	23,489

Goodwill	122,372	117,637
Intangible assets, net	43,811	49,123
Operating lease right-of-use assets	48,327	55,066
Deposits and other assets	1,883	2,209
Total other long-term assets	216,393	224,035
Total assets	$444,395	$426,774

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$88,084	$74,411
Operating partner commissions payable	11,035	10,541
Accrued expenses	11,789	10,637
Current portion of operating lease liabilities	13,199	12,741
Current portion of finance lease liabilities	245	282
Current portion of contingent consideration	5,200	6,050
Other current liabilities	690	483
Total current liabilities	130,242	115,145

Notes payable	25,000	20,000
Operating lease liabilities, net of current portion	41,115	49,245
Finance lease liabilities, net of current portion	724	969
Contingent consideration, net of current portion	2,500	13,300
Deferred tax liabilities	1,069	1,782
Other long-term liabilities	352	248
Total long-term liabilities	70,760	85,544
Total liabilities	201,002	200,689

Redeemable noncontrolling interest	1,604	—

Equity:
Common stock, $0.001 par value, 100,000,000 shares authorized; 52,660,343 and 52,324,201 shares issued, and 46,894,270 and 47,143,178 shares outstanding, respectively	34	34
Additional paid-in capital	112,100	110,588
Treasury stock, at cost, 5,766,073 and 5,181,023 shares, respectively	(35,457)	(31,964)
Retained earnings	169,355	150,569
Accumulated other comprehensive loss	(4,508)	(3,211)
Total Radiant Logistics, Inc. stockholders’ equity	241,524	226,016
Noncontrolling interest	265	69
Total equity	241,789	226,085
Total liabilities and equity	$444,395	$426,774

RADIANT LOGISTICS, INC.

Consolidated Statements of Comprehensive Income

	Three Months Ended June 30,		Year Ended June 30,
(In thousands, except share and per share data)	2026	2025	2026	2025
	(unaudited)
Revenues	$261,436	$220,580	$934,356	$902,696

Operating expenses:
Cost of transportation and other services	194,639	160,195	688,329	663,277
Operating partner commissions	23,007	21,145	82,446	78,493
Personnel costs	22,878	21,882	88,507	81,509
Selling, general and administrative expenses	11,381	10,201	42,316	42,471
Depreciation and amortization	3,627	3,600	14,333	18,379
Change in fair value of contingent consideration	(2,607)	(1,641)	(6,197)	(2,491)
Total operating expenses	252,925	215,382	909,734	881,638

Income from operations	8,511	5,198	24,622	21,058

Other income (expense):
Interest income	48	179	184	1,303
Interest expense	(525)	(491)	(2,319)	(1,342)
Foreign currency transaction gain	(101)	(51)	102	164
Change in fair value of interest rate swap contracts	—	—	—	(1,032)
Other	85	(18)	432	1,052
Total other income (expense)	(493)	(381)	(1,601)	145

Income before income taxes	8,018	4,817	23,021	21,203

Income tax expense	(349)	116	(4,289)	(3,765)

Net income	7,669	4,933	18,732	17,438
Net loss (income) attributable to noncontrolling interest	(152)	(26)	54	(147)

Net income attributable to Radiant Logistics, Inc.	$7,517	$4,907	$18,786	$17,291

Other Comprehensive income attributable to Radiant Logistics, Inc.:
Foreign currency translation gain (loss)	(384)	2,597	(1,199)	335
Comprehensive income attributable to noncontrolling interest	(204)	(147)	(44)	(147)

Comprehensive income attributable to Radiant Logistics, Inc.	$7,081	$7,530	$17,489	$17,626

Income per share:
Basic	$0.16	$0.10	$0.40	$0.37
Diluted	$0.15	$0.10	$0.39	$0.35

Weighted average common shares outstanding:
Basic	46,860,560	47,144,123	46,943,071	46,969,294
Diluted	48,538,526	48,691,339	48,621,797	48,730,674

Reconciliation of Non-GAAP Measures

RADIANT LOGISTICS, INC.

Reconciliation of Gross Profit to Adjusted Gross Profit, Net Income Attributable to Radiant Logistics, Inc.
to Adjusted Net Income, EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin

(unaudited)

As used in this report adjusted gross profit, adjusted net income, EBITDA, adjusted EBITDA, and adjusted EBITDA margin are not measures of financial performance or liquidity under United States Generally Accepted Accounting Principles (“GAAP”). Adjusted gross profit, adjusted net income, EBITDA, adjusted EBITDA, and adjusted EBITDA margin are presented herein because they are important metrics used by management to evaluate and understand the performance of the ongoing operations of Radiant’s business. For adjusted net income, management uses a 24.5% tax rate to calculate the provision for income taxes to normalize Radiant’s tax rate to that of its competitors and to compare Radiant’s reporting periods with different effective tax rates. In addition, in arriving at adjusted net income, the Company adjusts for certain non-cash charges and significant items that are not part of regular operating activities. These adjustments include income taxes, depreciation and amortization, costs unrelated to our core operations, and other non-cash charges.

We commonly refer to the term “adjusted gross profit” when commenting about our Company and the results of operations. Adjusted gross profit is a non-GAAP measure calculated as revenues less directly related operations and expenses attributed to the Company’s services. Adjusted gross profit is calculated as GAAP gross profit exclusive of depreciation and amortization, which are reported separately. We believe adjusted gross profit is a better measurement than are total revenues when analyzing and discussing the effectiveness of our business and is used as a portion of a key metric the Company uses to discuss its progress.

EBITDA is a non-GAAP financial measure of income and does not include the effects of interest, income taxes, and the “non-cash” effects of depreciation and amortization on long-term assets. Companies have some discretion as to which elements of depreciation and amortization are excluded in the EBITDA calculation. We exclude all depreciation charges related to property, technology, and equipment and all amortization charges (including amortization of leasehold improvements). We then further adjust EBITDA to exclude share-based compensation, costs unrelated to our core operations (primarily acquisition and litigation costs), allocation of earnings attributable to noncontrolling interests in subsidiaries, and other non-cash charges. While management considers EBITDA and adjusted EBITDA useful in analyzing our results, it is not intended to replace any presentation included in our consolidated financial statements.

We believe that these non-GAAP financial measures, as presented, represent a useful method of assessing the performance of our operating activities, as they reflect our earnings trends without the impact of certain non-cash charges and other non-recurring charges. These non-GAAP financial measures are intended to supplement the GAAP financial information by providing additional insight regarding results of operations to allow a comparison to other companies, many of whom use similar non-GAAP financial measures to supplement their GAAP results. However, these non-GAAP financial measures will not be defined in the same manner by all companies and may not be comparable to other companies. Adjusted gross profit, adjusted net income, EBITDA, adjusted EBITDA, and adjusted EBITDA margin should not be considered in isolation or as a substitute for any of the consolidated statements of comprehensive income prepared in accordance with GAAP, or as an indication of Radiant’s operating performance or liquidity.

(In thousands)	Three Months Ended June 30,		Year Ended June 30,
Reconciliation of adjusted gross profit to GAAP gross profit	2026	2025	2026	2025
Revenues	$261,436	$220,580	$934,356	$902,696
Cost of transportation and other services (exclusive of depreciation and amortization, shown separately below)	(194,639)	(160,195)	(688,329)	(663,277)
Depreciation and amortization	(2,437)	(2,513)	(9,633)	(13,340)
GAAP gross profit	$64,360	$57,872	$236,394	$226,079
Depreciation and amortization	2,437	2,513	9,633	13,340
Adjusted gross profit	$66,797	$60,385	$246,027	$239,419

GAAP gross profit percentage	24.6%	26.2%	25.3%	25.0%
Adjusted gross profit percentage	25.6%	27.4%	26.3%	26.5%

(In thousands)	Three Months Ended June 30,		Year Ended June 30,
Reconciliation of GAAP net income to adjusted EBITDA	2026	2025	2026	2025
Net income attributable to Radiant Logistics, Inc.	$7,517	$4,907	$18,786	$17,291
Income tax expense (benefit)	349	(116)	4,289	3,765
Depreciation and amortization (1)	3,627	3,600	14,333	18,493
Net interest expense	477	312	2,135	39
Share-based compensation	151	361	1,660	(819)
Change in fair value of contingent consideration	(2,607)	(1,641)	(6,197)	(2,491)
Lease termination costs	21	115	186	1,491
Change in fair value of interest rate swap contracts	—	—	—	1,032
Other (2)	827	352	1,492	(45)

Adjusted EBITDA	10,362	7,890	36,684	38,756
Adjusted EBITDA as a % of adjusted gross profit (3)	15.5%	13.1%	14.9%	16.2%
(1)
Depreciation and amortization for the purposes of calculating adjusted EBITDA, a non-GAAP financial measure, includes depreciation expenses recognized on certain computer software as a service.
(2)
Other includes costs unrelated to our core operations (primarily acquisition and litigation costs), and other non-cash charges.
(3)
Adjusted gross profit is revenues less the cost of transportation and other services.

(In thousands, except share and per share data)	Three Months Ended June 30,		Year Ended June 30,
Reconciliation of GAAP net income to adjusted net income	2026	2025	2026	2025
GAAP net income attributable to Radiant Logistics, Inc.	$7,517	$4,907	$18,786	$17,291
Adjustments to net income:
Income tax expense (benefit)	349	(116)	4,289	3,765
Depreciation and amortization	3,627	3,600	14,333	18,379
Change in fair value of contingent consideration	(2,607)	(1,641)	(6,197)	(2,491)
Lease termination costs	21	115	186	1,491
Change in fair value of interest rate swap contracts	—	—	—	1,032
Other	858	400	2,051	1,519

Adjusted net income before income taxes	9,765	7,265	33,448	40,986

Provision for income taxes at 24.5%	(2,392)	(1,780)	(8,195)	(10,042)

Adjusted net income	$7,373	$5,485	$25,253	$30,944

Adjusted net income per common share:
Basic	$0.16	$0.12	$0.54	$0.66
Diluted	$0.15	$0.11	$0.52	$0.64

Weighted average common shares outstanding:
Basic	46,860,560	47,144,123	46,943,071	46,969,294
Diluted	48,538,526	48,691,339	48,621,797	48,730,674